UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ___)

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Section 240.14a-12

BM Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

_______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BM Technologies, Inc.

201 King of Prussia Road, Suite 650
Wayne, PA 19087

Supplement dated June 12, 2023 to the Proxy Statement dated May 1, 2023

BM Technologies, Inc. (the “Company”) is filing the additional material contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the upcoming 2023 Annual Meeting of Stockholders to be held on June 20, 2023 (the “Annual Meeting”).

On May 1, 2023, the Company filed a definitive original proxy statement (the “Proxy Statement”) with the SEC in connection with the Annual Meeting. It has been brought to our attention that under the heading “Corporate Governance—Director Attendance” on page 17 of the Proxy Statement, we inadvertently reported that each director attended at least 70% of all board and committee meetings for which the director was a member. In fact, each director attended at least 75% of all board and committee meetings for which the director was a member.

Your vote regarding the agenda items is important. Please vote on these items as described in the Notice of Internet Availability of Proxy Materials previously mailed to you on or about May 3, 2023, the Proxy Statement, dated May 1, 2023, and the proxy card accompanying the Proxy Statement, copies of which are available at www.cstproxy.com/bmtechnologies/2023/.